Exhibit 10.2

***	TEXT OMITTED AND FILED SEPARATELY CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(3), 200.80(b)(4) and 230.406

Execution Copy

SECOND AMENDMENT TO ORBCOMM GENERATION 2 PROCUREMENT AGREEMENT

This Second Amendment to ORBCOMM Generation 2 Procurement Agreement (the “Second Amendment”) is made and entered into as of the 20th day of March, 2014, by and between ORBCOMM Inc., a Delaware corporation (“ORBCOMM”) with offices located at 22265 Pacific Boulevard, Dulles, VA 20166 and SIERRA NEVADA CORPORATION, a Nevada corporation with offices located at 444 Salomon Circle, Sparks, NV 89434 (“SNC” or “SUPPLIER”).

WITNESSETH

WHEREAS, ORBCOMM and SNC entered into that certain ORBCOMM Generation 2 Procurement Agreement dated as of May 5, 2008 (the “Original Procurement Agreement”), as amended by that certain First Amendment to ORBCOMM Generation 2 Procurement Agreement dated as of August 23, 2011(the “First Amendment” and together with the Original Procurement Agreement are collectively referred to as the “Procurement Agreement”). In addition, ORBCOMM and SNC entered into nine (9) Separate Task Orders, dated as of May 20, 2010 (Task Order #1), August 31, 2010 (Task Orders #2 and #3), December 15, 2010 (Task Orders #4 and #5), July 3, 2012 (Task Order # 6), June 24, 2013 (Task Order #7), September 10, 2013 (Task Order #8), and January 14, 2014 (Task Order #9).

WHEREAS, ORBCOMM and SNC each desire to amend the Procurement Agreement, as reflected herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Procurement Agreement as follows:

ARTICLE 1 – DEFINITIONS

Except as otherwise specifically defined herein, capitalized terms in this Second Amendment have the meanings ascribed to them in the Procurement Agreement.

ARTICLE 2 – REDEFINED SHIPSETS, REVISED MILESTONES AND MILESTONE PAYMENTS

2.1. Shipsets for Initial Order. The second sentence of the defined term “Shipset” in the Procurement Agreement is revised to read as follows: “For the Initial Order of eighteen (18) Flight Satellites, the first Shipset (the “Initial Shipset”) shall have one (1) Flight Satellite, the second Shipset shall have between five (5) and nine (9) Flight Satellites (as determined by ORBCOMM), and the third Shipset shall have between eight (8) and twelve (12) Flight Satellites (based on the difference between the number of Flight Satellites in the second Shipset and a total of seventeen (17) remaining Flight Satellites).”

2.2. Delivery, Completion of Pre-Shipment Reviews. The second sentence of Section 3.1(a) of the Procurement Agreement, as revised in Section 2.2 of the First Amendment, shall be further revised to read as follows: “The Pre-Shipment Review shall be Successfully Completed: (i) for the first Flight Satellite in time to deliver, test and integrate the first Flight Satellite with the Falcon 9 Launch Vehicle; (ii) for the second Shipset of between five (5) and nine (9) Flight Satellites out of the Initial Order no later than September 15, 2012; and (iii) for the third Shipset of between eight (8) and twelve (12) Flight Satellites out of the Initial Order no later than April 30, 2013. The parties shall mutually agree as to the final number of Flight Satellites to complete Pre-Shipment Review as part of the second Shipset to allow SNC to place into storage any excess Flight Satellites that Successfully Complete PSR over and above the number of Flight Satellites to be included in the second Launch; provided that any such mutual determination shall not affect the PSR due dates as provided in this Section 3.1(a).” For the avoidance of doubt, this Second Amendment shall not modify or affect the liquidated delay damages under Article 3 of the First Amendment.

2.3 Pro Rata Payment for Flight Satellites completed in the second and third Shipsets. The current payment amount for Milestone #24 [* * *] under the First Amendment is $[* * *] for [* * *] Flight Satellites. As shown in the table below, this Milestone payment amount will be adjusted on a pro-rata basis based on the actual number of Flight Satellites in the second and third Shipsets as determined in Section 2.1 above. For the current Milestone # 33 [* * *] under the First Amendment, the payment will be adjusted on a pro-rata basis so the aggregate payment for both Milestone #24 and Milestone #33 equals $[* * *] as shown in the table below. In no event shall ORBCOMM be required to make any payment for Milestone #33 unless a total of [* * *] Flight Satellites have completed PSR under Milestones # 24 and #33.

{For informational purposes only, the original Milestone #24 consisted of a payment of $[* * *] for [* * *] Flight Satellites, or $[* * *] each (i.e., $[* * *] divided by [* * *] Flight Satellites). In the Milestone #24 table below, each payment is prorated by the number of spacecraft multiplied by $[* * *].}

Milestone 24	Number of Satellites	Payment	Formula for Determining Milestone Payment Amount (For Information Only)
[***]

{For informational purposes only, the original Milestone #33 consisted of a payment of $[* * *] for [* * *] Flight Satellites. The prorated amounts listed under the below Milestone #33 table represent the original value of $[* * *] for [* * *] Flight Satellites plus any added Flight Satellites that have been shifted from Milestone #24 and valued at $[* * *] each.}

Milestone 33	Number of Satellites	Payment	Formula for Determining Milestone Payment Amount (For Information Only)
[* * *]

2.4. Revised Factory Acceptance Test (FAT) milestones. The current payment amount for completion of FAT Milestones is $[* * *] (for each of Milestones #21, 23, 26, 28, and 30). The parties have adjusted the FAT Milestones to equally weight the Milestones for each Satellite (after the [* * *] Satellite as shown in Milestone #19) without changing the total value of the FAT Milestones. Thus, each of Milestones #20, 21, 22, 23, 25, 26, 27, 28, 29, 30, 31, and 32 have equal payments of $[* * *].

2.5. Revised Milestone Schedule. The parties have further revised the Milestone Payment Schedule pursuant to this Second Amendment as set forth below to remove specific Satellite name/number and to add a more descriptive definition of the sequential completion of Satellite Factory Acceptance Tests (FAT’s). In addition, the 18th Satellite is reflected as SC-2 and made part of the third Shipset.

2.6. One Year Successful Operation Milestone Values. The parties agree that the one year Successful Operation Milestone payments for each of the Satellites on the final Launch shall be equally weighted. The actual amounts will be determined once the number of Satellites on the final Launch is determined. The one year Successful Operation Milestone payments for Satellites in the second Launch, in the per Satellite amount of $[* * *], will not be affected. The total amount of all one year Successful Operation Milestone payments, in the aggregate amount of $[* * *], will be unaffected. The one year Successful Operation Milestone amounts for the final Launch (i.e. third Shipset) will be as follows:

Number of SC on final Launch	Value of Milestone payment for each final Launch SC	For information only - formula for determining milestone payment amount
[* * *]

Table 5.1a will be modified according to this once the number of Satellites on the final Launch is determined.

Accordingly, Section 5.1(a) of the Procurement Agreement is revised to read as follows:

“(a) Payments by ORBCOMM to SUPPLIER for the Initial Order shall be made following Successful Completion of the Milestones as shown below, but in no event earlier than ninety (90) days prior to the scheduled completion date also as shown below:

MS	Milestone Description	Payment % of Initial Order Price	Contract Cum %	Contract Payment Amount	Contract Cum Payment Amount	Scheduled Completion Date	Launch group’ sub- total
1	[* * *]
2
3
4
5
6
7
8
9
10
11
12
13

14

15
16
17
18
19
20
21
22
23

24

25
26
27
28
29
30
31
32

33

34
35
36
37
38
39
40
41
42

43

44
45
46
47
48
49
50

51					$117,000,000

			CV:	$117,000,000

{For Informational purposes only, general notes on calculations for Milestone changes: As a result of this Second Amendment, all milestone amounts for Milestones #1-19 remain unchanged. All launch group subtotals also remain unchanged. Milestone payments for FAT for Satellites 7-18 (i.e., Milestone #20-23 and #25-32) have been revised as set forth in the chart above. Prior to this Second Amendment, every second FAT had authorized payment of $[* * *]. As a result of this Second Amendment, every FAT now authorizes payment of $[* * *]. Milestone #34 remains unchanged. Milestones #35-43 have been revised to reflect an average payment per Satellite that is projected to be launched in the same mission. The payment launch group subtotal for Milestones #35-43 has been divided by the number of Satellites to get the average payment on a per Satellite basis [* * *]. Milestones #44-51 remain unchanged.}

*	As provided above in Section 2.3 of this Second Amendment, Milestones #24 and 33 may have different payments dependent on the number of Flight Satellites which are included in the second and third Shipsets that have completed PSR in accordance with the following table:

Milestone 24	Number of Satellites	Payment	Milestone 33	Number of Satellites	Payment
[* * *]			[* * *]

**	If the applicable Launch is delayed by more than three (3) months from the Successful Completion of the Pre-Shipment Review for the applicable Shipset as shown in the chart immediately above (each, an “Expected Launch Date”), provided that SUPPLIER is not responsible for providing the applicable Launch pursuant to Section 4.8 hereof and to the extent that the applicable Launch is not delayed in whole or in part by SUPPLIER’s failure to perform its obligations hereunder, two-thirds (2/3rds) of Milestones 34 through 51 as applicable, may be invoiced fifteen (15) months after the Expected Launch Date of such Satellite, and if the applicable Launch is delayed by a total of nine (9) months from the Expected Launch Date of such Satellite, the remaining one-third (1/3rd) of the applicable Milestone(s) may be invoiced twenty-four (24) months after such Expected Launch Date, in each case provided that at the time of invoice the relevant Shipset either has not been Launched or is Successfully Operating, and further provided that, if ultimately such Milestone(s) is not achieved, payments made due to such earlier invoicing shall be refunded by SUPPLIER to ORBCOMM upon ORBCOMM’s invoice to SUPPLIER for such refund.”

¥ As provided above in Section 2.6 of this Second Amendment, Milestones #[* * *] (inclusive) may have different payments dependent on the number of Flight Satellites which are included in the final Shipset that have completed one year Successful Operation in accordance with the following table:

Number of SC on final Launch	Value of Milestone payment (Milestones [* * *] or subset thereof) for each SC on final Launch
[* * *]

ARTICLE 3 – MISCELLANEOUS

3.1	Insurance Matters.

(a)	SNC waives any requirement under Article 5 of the First Amendment, or otherwise, for ORBCOMM to provide SNC a price quote for insurance to protect SNC for the value of the Milestone payments for one year Successful Operation of the Satellites (Milestones [* * *]) or other Insurable Event, as SNC intends to independently obtain such insurance price quotes and pay for such insurance at its option.

(b)	ORBCOMM waives any requirement under Section 4.4(b) of the Procurement Agreement, or otherwise, for SNC to obtain and maintain property/casualty insurance for the Satellites for Post-Ready to Ship Insurance, as ORBCOMM has independently obtained and will pay for such insurance.

3.2. Choice of Law. This Second Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, USA without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

3.3. No Other Amendment. Except as expressly amended hereby, the terms and provisions of the Procurement Agreement remain in full force and effect, and are ratified and confirmed by the parties.

3.4. Entire Agreement. The Procurement Agreement as modified by this Second Amendment (together with all the Task Orders) contains the entire understanding between the parties and supersedes all prior written and oral understandings relating to the subject thereof or hereof. No representations, agreements, modifications or understandings not contained therein or herein shall be valid or effective unless agreed to in writing and signed by both parties.

3.5. Counterparts. This Second Amendment may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the day and year first above written.

SIERRA NEVADA CORPORATION

By:	/s/ Rita Tozzie
Name:	Rita Tozzie
Title:	Sr. Contract Manager
Date: 5 March 2014

ORBCOMM INC

By:	/s/ Chris Le Brun
Name: Chris Le Brun
Title: EVP and General Counsel
Date: March 20, 2014